EXHIBIT 10.44

AMENDMENT
TO SALE SUPPLEMENTS
This Amendment (the “Amendment”), dated as of February 4, 2014, is between Ocwen Loan Servicing, LLC, a Delaware limited liability company (“Seller”), HLSS Holdings, LLC, a Delaware limited liability company (“Holdings”) and Home Loan Servicing Solutions, Ltd. (“HLSS” and, together with Holdings, the “Purchasers”):
WITNESSETH:
WHEREAS, Seller and Holdings entered into that certain Master Servicing Rights Purchase Agreement, dated as of February 10, 2012 (as amended, supplemented and modified from time to time, the “Original Agreement”), with respect to the sale by Seller and the purchase by Holdings of certain Rights to MSRs, Servicing Rights and other assets;
WHEREAS, Seller and Holdings terminated the Original Agreement pursuant to certain Master Servicing Rights Purchase Agreement, dated as of October 1, 2012 (as amended, supplemented and modified from time to time, the “Agreement”), which also provided for the sale by Seller and the purchase by Holdings of certain Rights to MSRs, Servicing Rights and other assets;
WHEREAS, Seller and Purchasers entered into certain Sale Supplements identified in Exhibit A (collectively, as amended, supplemented and modified from time to time, the “Sale Supplements”); and
WHEREAS, Seller and Purchasers desire to amend the Sale Supplements to amend certain definitions;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:
RECITALS
Section 1.    Amendment of Sale Supplements. The Sale Supplements shall be deemed amended as follows:
(a)Article II of the Sale Supplements is hereby amended by adding a new Section 2.7 at the end thereof as follows:
"2.7 Refinancing of Mortgage Loans. If any mortgage loan ("Refinanced Mortgage Loan") included in the sale of Rights to MSRs for any Servicing Agreement listed in Schedule 1 of the Sale Supplements is refinanced by Ocwen Financial Corporation, its affiliates or its vendors, the Seller hereby sells, assigns, transfers and conveys, in each case, without recourse except as provided herein, free and clear of any Liens, (the "Transfer of New Mortgage Loans") to (i) HLSS all of its rights, title and interest in and to all of the Excess Servicing Fees for the related mortgage loan ("New     Mortgage Loan"), and (ii) to Holdings, any and all right, title and interest in and to all of the Rights to MSRs for the related New Mortgage Loan. The Transfer of New Mortgage Loans will be effective on the date on which a Refinanced Mortgage Loan is prepaid by the related New Mortgage Loan. On such date, the Seller shall execute and deliver an agreement, with a schedule of mortgage loans, documenting the Transfer of the Excess Servicing Fees and Rights to MSRs of New Mortgage Loans to the Purchaser. For the avoidance of doubt, any New Mortgage Loan shall be deemed to be included in the list of servicing agreements listed in Schedule I of the related Sale Supplement.

The above Section 2.7 Refinancing of Mortgage Loans shall only apply when the aggregate unpaid principal balance of all Refinanced Mortgage Loans refinanced by Ocwen Financial Corporation, its affiliates or its vendors, exceeds 0.50% of the aggregate unpaid principal balance, as measured at the beginning of the most recent calendar year plus the weighted average of the unpaid principal balance of any Rights to MSRs sold to Purchaser during the calendar year, of all mortgage loans for which the Rights to MSRs have been sold to HLSS under the Master Servicing Rights Purchase Agreement."
(b)Section 7.2 of the Sale Supplements is hereby amended by deleting it in its entirety and replacing it with the following:
"Performance Fee. In addition to the Seller Monthly Servicing Fee, Holdings shall pay to Seller for each calendar month during which Seller is servicing Mortgage Loans with respect to Deferred Servicing Agreements pursuant to this Sale Supplement a performance fee (“Performance Fee”) equal to the greater of (a) zero and (b) (x) the excess, if any, of the aggregate of all Servicing Fees actually received by Purchasers with respect to the Deferred Servicing Agreements and pursuant to the Transferred Servicing Agreements (whether directly pursuant to such Transferred Servicing Agreements or pursuant to this Sale Supplement) during such calendar month over the sum of (i) the Monthly Servicing Fee for such calendar month and (ii) the Retained Servicing Fee for such calendar month multiplied by (y) a fraction, (i) the numerator of which is the average unpaid principal balance of all Mortgage Loans subject to the Deferred Servicing Agreements during such calendar month and (ii) the denominator of which is equal to the sum of the average unpaid principal balance of all Mortgage Loans subject to the Deferred Servicing Agreements during such calendar month and the average unpaid principal balance of all Mortgage Loans subject to the Transferred Servicing Agreements during such calendar month, or such other allocation percentage which is agreed by Seller and Holdings (the “Allocation Percentage”). The Performance Fee, if any, for any calendar month will be reduced by an amount equal to One-Month LIBOR (calculated using the arithmetic mean of daily rates for the period published by British Bankers' Association) plus 2.75% of the Excess Servicing Advances, if any, for such month multiplied by the Allocation Percentage, and the amount of any such reduction in the Performance Fee shall be retained by Holdings. If the Closing Date does not occur on the first day of a calendar month, the Performance Fee for the period from the Closing Date to the last of the calendar month in which the Closing Date occurs shall be calculated in a pro rata manner based on the number of days in such period. Notwithstanding any provision in this Sale Supplement to the contrary, in the event Holdings has failed to pay Seller any Seller Monthly Servicing Fee or Performance Fees that are past due after ten (10) Business Days of Holdings receiving notice of such failure, Seller shall not be required to continue to act as servicer until such time as Holdings has fully paid such past due Seller Monthly Servicing Fee or Performance Fee; provided that Holdings shall not have notified Seller that it disputes the occurrence or amount of such past due Seller Monthly Servicing Fee or Performance Fee."
(c)This amendment shall be deemed effective as of October 1, 2013.
Section 2.    Limited Effect. Except as expressly amended and modified by this Amendment, the Agreement and the Sale Supplements shall continue to be, and shall remain, in full force and effect in accordance with their terms.
Section 3.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 4.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 5.    Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Agreement and Sale Supplements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.
OCWEN LOAN SERVICING, LLC

By: /s/ Richard Cooperstein
Name: Richard Cooperstein
Title: Treasurer
HLSS HOLDINGS, LLC

By: /s/ James Lauter
Name: James Lauter
Title: Senior Vice President and CFO
HOME LOAN SERVICING SOLUTIONS, LTD.

By: /s/ James Lauter
Name: James Lauter
Title: Senior Vice President and CFO

Exhibit A
Sale Supplements

1.	Sale Supplement, dated as of October 25, 2013, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

2.	Sale Supplement, dated as of July 1, 2013, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

3.	Sale Supplement, dated as of May 21, 2013, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

4.	Sale Supplement, dated as of March 13, 2013, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

5.	Sale Supplement, dated as of December 26, 2012, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

6.	Sale Supplement, dated as of September 28, 2012, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

7.	Sale Supplement, dated as of September 13, 2012, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

8.	Sale Supplement, dated as of August 1, 2012, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

9.	Sale Supplement, dated as of May 1, 2012, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser

10.	Sale Supplement, dated as of February 10, 2012, between Ocwen Loan Servicing, LLC, as Seller, HLSS Holdings, LLC, as Purchaser, and Home Loan Servicing Solutions, Ltd., as Purchaser